Exhibit 99.1

Sonic Foundry Announces First Quarter 2022 Financial Results

MADISON, Wis. – February 10, 2022 - Sonic Foundry, Inc. (NASDAQ: SOFO), the trusted leader in video creation and management solutions, and virtual and hybrid events, today announced consolidated financial results for its first quarter 2022 ended December 31, 2021.

Highlights for the First Quarter Ended December 31, 2021

•	Total revenue was $7.3 million compared to $9.2 million in the prior year quarter due to reduced event revenue associated with in-person events being cancelled or delayed as a result of COVID.
•	Gross margin was 71% of sales versus 74% of sales in the prior year quarter, reflecting hardware cost increases from global supply chain pressure.
•	Net loss attributable to common stockholders was $0.17 per share compared to net income of $0.08 per diluted share in the first fiscal quarter of 2021, reflecting new investments made in product development and marketing to address new markets.
•	Adjusted EBITDA was a negative $1.1 million compared to $1.3 million in the first fiscal quarter of 2021.
•	On January 25, 2022, SOFO began trading on the Nasdaq Capital Market.

Management Commentary

“As I indicated last quarter, we expect that fiscal 2022 revenues will be relatively flat with momentum building throughout the year and beyond.  While our first quarter performance was down year-over-year, it was in line with fluctuations in the events industry and economic distruption caused by the lingering pandemic. It’s not surprising that the omicron variant caused renewed confusion and delays in the marketplace, just when event organizers began to schedule more in-person and hybrid gatherings.  The same also applies to corporate workplaces where management teams are still working to determine whether and how to bring their employees back to the office safely and productively. While we can assume these situations will eventually be resolved, the current uncertainty leads to disruption in our base video business,” said Joe Mozden, Jr., Chief Executive Officer of Sonic Foundry.

“While we always aim at steadily improving results, we recognize growth constraints in our existing business and therefore are far more focused on building our runway for future growth.  As I shared in my year-end commentary, we are very energized by our new initiatives that will address tomorrow’s needs and generate future growth.  First, we are expanding our cloud capabilities to better support our customers’ video-first journey.  This is an important step in moving Sonic Foundry from primarily a hardware provider to a SaaS service provider with recurring revenue streams.  Second, next-gen Sonic Foundry is materializing before our eyes. We are building the world’s most complete library of AI -enabled video solutions that can deliver instant, comprehensive, and automated video enhancement at scale.  We call this:  better video every time, in no time, and we are confident the market for this technology provides our Company with an ability to generate impressive growth.

“The third key component of our growth strategy has the potential to democratize global higher education. U.S. and U.K. universities are being increasingly challenged with lower enrollment and are looking for ways to expand into new growth markets.  In close collaboration with several university clients, we identified a global supply-demand imbalance. There are many students worldwide that can afford a higher education yet do not have access to it for a variety of reasons—geo/political instability; international travel restrictions; and inadequate infrastructure.  Our innovative solution will allow students to have an in-person experience in locally supported, affordable, community-centric environments that offer aggregated educational content through our Mediasite platform. Think of it this way—master classes taught by top professors that encourage students to engage with one another in a collaborative and supported setting. Our team is thrilled to be part of a solution that bridges the educational gap and offers education opportunities in economically disadvantaged regions.”

“This quarter is the beginning of our transformation from focusing solely on our existing business to investing substantially, not only in our current space, but in adjacent markets where we have the right to win. I promised to keep you updated on our progress regarding these top-priority initiatives and am pleased to share that we have deals with key enterprise clients who are excited to bring these new ventures to market with us.  The other piece of news is that we achieved our goal of uplisting to the Nasdaq Capital Market, which I believe will improve our visibility to new investors and our trading liquidity.  Our team has accomplished a lot in a short period of time, yet we’re just getting started.”

Fiscal First Quarter 2022 Operating Results

Service revenue, which included support, cloud services, events, and professional services was $5.2 million for fiscal quarter ended December 31, 2021, compared to prior year quarter service revenue of $7.0 million. Product revenue was $2.0 million compared to $2.2 million during the same period last year. Cloud services revenue, including event related cloud services, decreased 23% to $1.8 million in the first quarter of 2022 compared to $2.4 million in the same quarter last year. Event revenue in the first quarter of 2022 was $1.4 million, compared with $1.9 reported in the comparable year-ago quarter. Gross margin was $5.1 million for the first quarter of fiscal 2022, compared with $6.8 million in the same period of the prior fiscal year.

Non-GAAP Financial Information

To supplement and enhance the reader’s understanding of our operating performance, we disclose adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (adjusted EBITDA), a non-GAAP measure of operating performance. Our adjusted EBITDA measure additionally adds back stock compensation expense, and, severance from the SEC definition of EBITDA. As such, our adjusted EBITDA may not be comparable to similarly titled measures reported by other companies and should not be viewed as an alternative to net income as a measurement of our operating performance. A reconciliation of net income to adjusted EBITDA for the first quarter ended December 31, 2022, and 2021 are included in the release.

About Sonic Foundry®, Inc.

Sonic Foundry (NASDAQ:SOFO) is the global leader for video capture, management, and streaming solutions as well as virtual and hybrid events. Trusted by more than 5,200 educational institutions, corporations, health organizations and government entities in over 65 countries, its Mediasite Video Platform quickly and cost-effectively automates the capture, management, delivery, and search of live and on-demand streaming videos. Learn more at www.sonicfoundry.com.

© 2022 Sonic Foundry, Inc. Product and service names mentioned herein are the trademarks of Sonic Foundry, Inc. or their respective owners.

Forward Looking Statements

This news release contains forward-looking statements about the products and services of Sonic Foundry within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include statements about our products and services, our customer base, strategic investments, new partnerships, our future operating results and any statements we make about the company’s future. These types of statements address matters that are subject to many risks and uncertainties. Actual results could differ materially from the forward-looking guidance we provide. Any forward-looking statements should be considered in context of the risk factors disclosed in our periodic forms 10Q, 10K and other filings with the SEC. These filings can be accessed on-line at www.sec.gov and other websites or can be obtained from the company’s investor relations department. All of the information and disclosures we make in this news release regarding our business, including any forward-looking guidance, are as of the date given and we assume no obligation to update or change this information, regardless of subsequent events.

Contacts

Media:

Maggie Habib, mPR, Inc.

maggie@mpublicrelations.com

310-916-6934

Investors:

Margaret Boyce, Financial Profiles

mboyce@finprofiles.com

310-622-8247

Sonic Foundry, Inc.

Consolidated Balance Sheets

(in thousands, except for share data)

(Unaudited)

	December 31,	September 30,
	2021	2021
Assets
Current assets:
Cash and cash equivalents	$6,521	$9,989
Accounts receivable, net of allowances of $198 and $236	5,303	5,167
Inventories, net	717	442
Investment in sales-type lease, current	267	294
Capitalized commissions, current	341	360
Prepaid expenses and other current assets	1,168	1,153
Total current assets	14,317	17,405
Property and equipment:
Leasehold improvements	1,085	1,111
Computer equipment	8,840	8,527
Furniture and fixtures	1,547	1,528
Total property and equipment	11,472	11,166
Less accumulated depreciation and amortization	8,374	8,368
Property and equipment, net	3,098	2,798
Other assets:
Investment in sales-type lease, long-term	436	490
Capitalized commissions, long-term	75	76
Right-of-use assets under operating leases	2,786	2,441
Other long-term assets	1,130	805
Total assets	$21,842	$24,015
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	1,444	1,072
Accrued liabilities	2,020	2,522
Current portion of unearned revenue	8,352	9,413
Current portion of finance lease obligations	60	79
Current portion of operating lease obligations	1,128	930
Total current liabilities	13,004	14,016
Long-term portion of unearned revenue	1,495	1,614
Long-term portion of finance lease obligations	22	26
Long-term portion of operating lease obligations	1,759	1,583
Long-term portion of notes payable and warrant debt	554	556
Derivative liability, at fair value	26	53
Other liabilities	118	27
Total liabilities	16,978	17,875
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.01 par value, authorized 500,000 shares; none issued	—	—
9% Preferred stock, Series A, voting, cumulative, convertible, $.01 par value (liquidation preference of $1,000 per share), authorized 4,500 shares; zero shares issued and outstanding, at amounts paid in	—	—
5% Preferred stock, Series B, voting, cumulative, convertible, $.01 par value (liquidation preference at par), authorized 1,000,000 shares, none issued	—	—
Common stock, $.01 par value, authorized 15,000,000 shares; 9,108,071 and 9,064,821 shares issued and 9,095,355 and 9,052,105 shares outstanding	91	91
Additional paid-in capital	213,557	213,278
Accumulated deficit	(207,970)	(206,442)
Accumulated other comprehensive loss	(645)	(618)
Treasury stock, at cost, 12,716 shares	(169)	(169)
Total stockholders’ equity	4,864	6,140
Total liabilities and stockholders’ equity	$21,842	$24,015

Sonic Foundry, Inc.

Consolidated Statements of Operations

(in thousands, except for share and per share data)

(Unaudited)

	Three Months Ended December 31,
	2021	2020
Revenue:
Product and other	$2,009	$2,161
Services	5,244	7,004
Total revenue	7,253	9,165
Cost of revenue:
Product and other	861	813
Services	1,244	1,598
Total cost of revenue	2,105	2,411
Gross margin	5,148	6,754
Operating expenses:
Selling and marketing	3,091	3,010
General and administrative	1,798	1,198
Product development	1,774	1,741
Total operating expenses	6,663	5,949
Income (Loss) from operations	(1,515)	805
Non-operating income (expenses):
Interest income (expense), net	5	(29)
Other income (expense), net	(19)	11
Total non-operating expense	(14)	(18)
Income (Loss) before income taxes	(1,529)	787
Income tax benefit (expense)	1	(155)
Net income (loss)	$(1,528)	$632
Dividends on preferred stock	—	—
Net income (loss) attributable to common stockholders	$(1,528)	$632
Income (Loss) per common share:
Basic net income (loss) per common share	$(0.17)	$0.08
Diluted net income (loss) per common share	$(0.17)	$0.08
Weighted average common shares – Basic	9,077,492	7,963,775
– Diluted	9,077,492	8,336,028

Sonic Foundry, Inc.

Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Three Months Ended
	December 31,
	2021	2020
Operating activities
Net Income (Loss)	$(1,528)	$632
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Amortization of warrant debt, debt discount and debt issuance costs	8	19
Depreciation and amortization of property and equipment	252	268
Loss on sale of fixed assets	167	—
Provision for doubtful accounts	(63)	22
Stock-based compensation expense related to stock options	221	119
Remeasurement (gain) loss on derivative liability	(27)	5
Changes in operating assets and liabilities:
Accounts receivable	(171)	1,079
Inventories	(279)	(42)
Investment in sales-type lease	60	63
Capitalized commissions	20	95
Prepaid expenses and other current assets	(34)	45
Right-of-use assets under operating leases	(371)	285
Operating lease obligations	404	(295)
Other long-term assets	(21)	(91)
Accounts payable and accrued liabilities	(177)	(2,053)
Other long-term liabilities	95	12
Unearned revenue	(1,122)	(1,431)
Net cash used in operating activities	(2,566)	(1,268)
Investing activities
Purchases of property and equipment	(616)	(287)
Capitalization of software development costs	(328)	—
Net cash used in investing activities	(944)	(287)
Financing activities
Payments on notes payable	—	(368)
Proceeds from exercise of common stock options	58	142
Payments on capital lease and financing arrangements	(23)	(41)
Net cash provided by (used in) financing activities	35	(267)
Changes in cash and cash equivalents due to changes in foreign currency	7	48
Net decrease in cash and cash equivalents	(3,468)	(1,774)
Cash and cash equivalents at beginning of year	9,989	7,619
Cash and cash equivalents at end of year	$6,521	$5,845
Supplemental cash flow information:

Interest paid	$2	$20
Income taxes paid, foreign	28	44
Non-cash financing and investing activities:
Property and equipment financed by finance lease or accounts payable	253	—

Sonic Foundry, Inc.

Consolidated Non-GAAP Adjusted EBITDA Reconciliation

(in thousands)

	Three Months Ended December 31,
	2021	2020
Net income (loss)	$(1,528)	$632
Add:
Depreciation and amortization	252	268
Income tax expense (benefit)	(1)	155
Interest expense (income)	(5)	29
Stock-based compensation expense	221	119
Severance	-	101
Adjusted EBITDA	$(1,061)	$1,304